UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported): September 18, 2006

Hudson Highland Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-50129	59-3547281
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

622 Third Avenue, New York, New York 10017

(Address of principal executive offices, including zip code)

(212) 351-7300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 18, 2006, Hudson Highland Group, Inc. (the “Company”) entered into a Purchase Agreement (the “Agreement”) among the Company, Hudson Highland Group, Inc., Highland Partners Co (Canada), Highland Partners (Aust) Pty Ltd, and Highland Partners Limited, and Heidrick & Struggles International, Inc., Heidrick & Struggles Canada, Inc., and Heidrick & Struggles Australia, Ltd. (collectively, “Heidrick”). Pursuant to the Agreement, the Company agreed to sell its Highland Partners executive search business (“Highland”) to Heidrick (the “Sale”) for a maximum of $51.6 million in cash:

•	$36.6 million payable at closing, subject to a post-closing net working capital adjustment, of which the company will pay $9.5 million to certain partners of Highland in consideration for providing assistance in completing the Sale, entering into an employment agreement with Heidrick and providing the Company a general release from liability, which result in net proceeds at closing of $27.1 million; and

•	up to $15.0 million subject to the achievement by Highland of certain future revenue metrics in 2007 and 2008.

The Agreement contains customary indemnification obligations of the Company and generally provides that the Company will retain pre-closing liabilities of Highland other than those reflected on Highland’s transferring balance sheet and contractual obligations. The Company expects to complete the Sale in the fourth quarter of 2006, subject to a minimum number of Highland consultants agreeing to join Heidrick as well as customary closing conditions. Copies of the Agreement and a press release the Company issued on September 18, 2006 announcing the entry into the Agreement are filed herewith as Exhibits 10.1 and 99.1, respectively, and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

	(a)	Not applicable.

	(b)	Not applicable.

	(c)	Not applicable.

	(d)	Exhibits. The following exhibits are being filed herewith:

		10.1	Purchase Agreement, dated as of September 18, 2006, among Hudson Highland Group, Inc., Highland Partners Co (Canada), Highland Partners (Aust) Pty Ltd, and Highland Partners Limited, and Heidrick & Struggles International, Inc., Heidrick & Struggles Canada, Inc., and Heidrick & Struggles Australia, Ltd. [The schedules and exhibits to this document are not being filed herewith. Hudson Highland Group, Inc. agrees to furnish supplementally a copy of any such schedule or exhibit to the Securities and Exchange Commission upon request.]

		99.1	Press Release of Hudson Highland Group, Inc. issued on September 18, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUDSON HIGHLAND GROUP, INC.

Date: September 18, 2006	By:	/s/ MARY JANE RAYMOND
Mary Jane Raymond
Executive Vice President and Chief Financial Officer

HUDSON HIGHLAND GROUP, INC.

Exhibit Index to Current Report on Form 8-K

Exhibit Number
10.1	Purchase Agreement, dated as of September 18, 2006, among Hudson Highland Group, Inc., Highland Partners Co (Canada), Highland Partners (Aust) Pty Ltd, and Highland Partners Limited, and Heidrick & Struggles International, Inc., Heidrick & Struggles Canada, Inc., and Heidrick & Struggles Australia, Ltd. [The schedules and exhibits to this document are not being filed herewith. Hudson Highland Group, Inc. agrees to furnish supplementally a copy of any such schedule or exhibit to the Securities and Exchange Commission upon request.]

99.1	Press Release of Hudson Highland Group, Inc. issued on September 18, 2006